UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2020, Great Western Bancorp, Inc. (the “Company”), announced the appointment of Mr. Stephen W. Yose, age 61, as Executive Vice President and Chief Credit Officer of the Company and its wholly owned subsidiary Great Western Bank (the “Bank”). Mr. Yose will commence his employment on or before May 13, 2020 (the "Employment Commencement Date").
Mr. Yose brings over 34 years of banking experience to the position. He most recently served as Chief Credit Officer at First Interstate Bank in Billings, MT, where he has worked since April 2016. During his tenure at First Interstate Bank, he was responsible for all facets of credit risk and portfolio management as well as new product development, and the overall management of the credit administration department. This included the underwriting and credit approval process, loan policy, problem loan workout, procedure and processes to ensure the overall quality of the lending portfolio. Previously he held various positions with KeyCorp, a large regional financial services and bank holding company headquartered in Cleveland, OH, and parent company of KeyBank National Association ("KeyBank") where he was employed since 1989. From March 2012 to April 2016, he served as an executive vice president and credit executive in Seattle, WA where he was responsible for credit approval, underwriting, portfolio management and credit quality for the Pacific, Rocky Mountain and agribusiness regions and for Native American financial services. He also served KeyBank in Bellevue, WA, from 2002 to 2012, with similar regional credit responsibilities that also incorporated Western National Commercial Bank and Capital Markets Group.
Mr. Yose is an honors graduate of Brigham Young University where he received a Bachelor of Science degree in Agricultural Economics and a Master of Science degree in Agribusiness Management. He is also an honors graduate of Pacific Coast Banking School at the University of Washington and completed the KeyBank Weatherhead School of Management Program for Executives at Case Western Reserve University.
Mr. Yose also serves as a Board Member and Chair of the Mid-Tier Bank Counsel for The Risk Management Association since September 2019. He previously served as a member of the Regulatory Council from March 2017 to September 2019, and Chapter Board member of The Risk Management Association from September 2007 to April 2016.
In connection with the appointment, the Company and Mr. Yose entered into an agreement on April 20, 2020, (the “Agreement”). A brief description of the terms and conditions of the Agreement is set forth below. Unless defined herein, capitalized terms have the meaning given them in the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. The following description of the Agreement is qualified in its entirety by reference to the Agreement.
The Agreement is for an unspecified duration and constitutes “at will” employment. Mr. Yose will be paid a base salary of $375,000 per year, (“Base Salary”). The Base Salary will be reviewed at least annually and may be increased at any time for any reason by the Compensation Committee of the Board, as applicable.
Beginning with the fiscal year ending September 30, 2020, Mr. Yose will be entitled to receive an annual cash incentive bonus (“Bonus”) which Bonus will range from zero percent (0%) to two hundred percent (200%) of each his target Bonus opportunity based on actual performance against performance metrics established by the Compensation Committee. Mr. Yose’s target Bonus opportunity will be fifty percent (50%) of his Base Salary. Mr. Yose’s Bonus for fiscal year ended 2020 will be prorated based on upon his Employment Commencement Date. Thereafter, the Compensation Committee of the Board, as applicable, may establish different performance metrics for future fiscal years.
Consistent with the Agreement, Mr. Yose will be eligible for a long-term incentive compensation award (“LTI Award”) for fiscal year 2020, fifty percent (50%) in the form of time-based restricted stock units, which vest in three equal annual installments and fifty percent (50%) in the form of performance-based restricted stock units which vest based on performance over a three (3)-year performance period. Mr. Yose's LTI Award will have an initial value of $187,500. For any fiscal year ending during Mr. Yose’s employment following the 2020 fiscal year, Mr. Yose will be eligible to receive an LTI Award in form and amount determined in the sole discretion of the Compensation Committee of the Board, as applicable. LTI Awards, including the LTI Award for the 2020 fiscal year, will be subject to the terms of the Company equity plan under which it is granted and to the terms of any applicable award agreement.

Within thirty days of the commencement of his employment date, Mr. Yose will be granted an additional one-time long-term incentive award with a value of $306,000. Fifty percent (50%) of the award will be in the form of time-based restricted stock units which will vest in two equal annual installments on each of the first two anniversaries of the grant date. The other fifty percent (50%) will be in the form of performance-based restricted stock units which will vest on the same dates and on the same performance metrics that were issued to the Company’s executive officers on November 29, 2019.
The Agreement provides that if Mr. Yose is terminated for Cause, he is entitled to receive amounts earned during the term of employment. Such amounts include unpaid Base Salary through the date of termination; accrued but unused paid time off (“PTO”) and reimbursements of properly submitted business expenses.
The Agreement also provides that in the event of death, disability or retirement, Mr. Yose will be entitled to receive unpaid Base Salary through the date of termination; accrued but unused paid time off; reimbursements of properly submitted business expenses and Earned Bonus and Prorated Bonus as defined in the Agreement. Such payments will be made no later than 60 days following the termination date. In the case of termination due to permanent disability, the Company will continue to pay 100% of Mr. Yose's then-current base salary for a period of 90 days following such termination. In the case of death, Mr. Yose will immediately vest in all outstanding awards under the Company's incentive plans. In the case of disability or retirement, outstanding LTI Awards will continue vesting on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
The Agreement further provides that in the event of termination without Cause or for Good Reason, he is entitled to the payment of the following amounts:
•the payment of unpaid base salary; accrued but unused paid time off; reimbursements of business expenses will be made within 30 days of termination; and all other accrued and vested benefits;
•the payment of Earned Bonus and Prorated Bonus will be made at the time that such bonus would have otherwise been paid had employment not been terminated;
•the cash severance payment equal to two times current salary and current target STI Plan bonus opportunity will be paid in 52 equal biweekly payments following termination date, and such payments to be made in accordance with the Company’s payroll practices; and
•the continued vesting of outstanding awards under the LTI Plan and the performance stock awards will vest on the date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
In the event of termination without Cause or for Good Reason within 24 months of a change-in-control, Mr. Yose shall be entitled to the same payments and items described above under "Payment Obligations for Termination Without Cause or for Good Reason" and will be paid on a date no later than 60 days following the termination date. Additionally:
•the severance payment will be paid in a lump-sum (instead of in installments) and equal to two times the sum of current base salary plus current target STI Plan bonus opportunity; and
•in lieu of the continuation of benefits under the Company's group health insurance, vision and dental plans, a lump-sum cash payment will be paid equal to 24 times the monthly COBRA costs of continued health and medical coverage for Mr. Yose, and, as applicable, covered spouse and/or dependents at the level provided immediately prior to termination, with such payment grossed up for applicable taxes.
The Agreement contains certain restrictive covenants prohibiting Mr. Yose from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in the Agreement.
Item 8.01 Other Events
On April 22, 2020, the Company issued a press release announcing the appointment of Mr. Yose as Executive Vice President and Chief Credit Officer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Great Western Bancorp., Inc., and Stephen Yose, dated April 20, 2020
99.1	Press release dated April 22, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: April 22, 2020	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: Corporate Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between Great Western Bancorp., Inc., and Stephen Yose, dated April 20, 2020
99.1	Press release dated April 22, 2020